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                                                                   Exhibit 5.1

                           Weil, Gotshal & Manges LLP
     (A Limited Liability Partnership Including Professional Corporations)
                              767 Fifth Avenue
                           New York, New York 10153
                               (212) 310-8000
                             Fax: (212) 310-8007


                                 October 9, 1996


The Board of Directors
CUC International Inc.
707 Summer Street
Stamford, CT 06901

Re: CUC International Inc./
    Registration Statement
    on Form S-3
    (No. 333-13537)
    -----------------------

Ladies and Gentlemen:

     We have acted as counsel to CUC International Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (No 333-13537) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the underwritten resale by the Selling Stockholders (in the manner described in the prospectus (the "Prospectus") under the caption "Underwriting" contained in the Registration Statement) of up to an aggregate of 18,975,000 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company (which includes for this purpose options granted to the U.S. Underwriters and the International Underwriters to purchase up to an aggregate of 2,475,000 additional shares of Common Stock, solely to cover over-allotments).

     In so acting, we have reviewed the Registration Statement, including the Prospectus contained therein, and the Restated Certificate of Incorporation and the Bylaws of the Company in effect on the date hereof. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.



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The Board of Directors
CUC International Inc.
October 9, 1996
Page 2


     2. The shares of Common Stock to be sold by the Selling Stockholders in the manner described under the captions "Selling Stockholders" and "Underwriting" in the Prospectus contained in the Registration Statement have been duly authorized and, after giving effect to the Company's three-for-two "split" of the Common Stock payable on October 21, 1996 to holders of record of the Common Stock on October 7, 1996, will be, validly issued, fully paid for and nonassessable.

     The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this firm under the heading "Validity of Common Stock" in the Prospectus, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement or Prospectus contained, or any of the documents incorporated by reference, therein.

                                       Very truly yours,

                                       /s/ Weil, Gotshal & Manges LLP